EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Service 1st Bancorp (Nos. 333-116818 and 333-107346) of our report dated March 28, 2008 relating to the financial statements of Service 1st Bancorp, which appears in this Form 10-K.

/s/ Vavrinek, Trine, Day & Co., LLP

Pleasanton, California
March 28, 2008


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